EXHIBIT (c)(3)

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APRIL 2003	Pacer Technology
Confidential	Preliminary Findings

Houlihan Lokey Howard & Zukin

Financial Advisors

1930 Century Park West

Los Angeles, California 90067

310-553-8871

Los Angeles      New York      Chicago      San Francisco      Washington, D.C.      Minneapolis      Dallas      Atlanta      London

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i

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Valuation Summary

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Valuation Summary

METHODOLOGY OVERVIEW

Method	Description	Issues
Public Market Approach	This method uses the Company’s current trading price as its valuation indication at the marketable minority level. An appropriate control premium is applied to determine the control level valuation.	The public market approach is impacted by the small size of the Company, its limited trading volume and its lack of analyst coverage.

Market Approach	The approach is one of determining a level of earnings which is considered to be representative of the future performance of the company, and capitalizing this figure by an appropriate risk-adjusted rate (market multiples)	The market approach is impacted by the lack of a directly comparable peer group as well as by the lack of recent, comparable transactions.

Market Approach Comparable Public Company Method	The most common means of obtaining capitalization rates is through the market comparison method, whereby publicly traded companies are selected for comparison purposes and used as a basis for choosing reasonable capitalization rates for the subject company.	See market approach

Market Approach Comparable Transaction Method	Another common method of obtaining such multiples, referred to as the comparable transaction method, involves examining companies that have recently been sold in control transactions. For this method, the total price paid for the company is related to earnings and revenue figures which yield implied transaction multiples.	See market approach

Discounted Cash Flow (“DCF”) Approach	This method is one of estimating the present value of the projected future cash flows to be generated from the business and theoretically available (though not necessarily paid) to the capital providers of the company. In the DCF method, a discount rate applied to the projected future cash flows to arrive at the present value.	The discounted cash flow approach is impacted by the fact that the Company expects its margins to improve which adds risk to the future cash flows of the Company. To date, not all of these expected improvements have not been included in the Company’s forecast.

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Valuation Summary

VALUATION SUMMARY

(figures in millions, except per share values)

Enterprise Value Indication from Operations

	Low		High
Market Approach

Market Multiple Methodology (1)	$14.564	—	$18.314
Comparable Transaction Methodology	$15.000	—	$17.000

Income Approach

Discounted Cash Flow Methodology - Gordon Growth Terminal Multiple	$15.518	—	$17.438
Discounted Cash Flow Methodology - Terminal EBITDA Multiple	$15.787	—	$18.977

Results Summary

Enterprise Value from Operations	$15.200	—	$17.900

Nonoperating Assets/Liabilities:

Add: Cash and Cash Equivalents Balance as of 03/31/03	$1.279	—	$1.279
Add: New Equipment Payment Reimbursement	$0.300	—	$0.300
Add: Assumed Cash Received Upon Exercise of Stock Options	$3.621	—	$3.621

Total Nonoperating Assets/Liabilities	$5.200	—	$5.200

Enterprise Value	$20.400	—	$23.100
Less: Total Debt	$0.745	—	$0.745
Less: Preferred Stock	$0.000	—	$0.000

Aggregate Value of Controlling Interests	$19.655	—	$22.355

Per Share Value (2)	$5.19	—	$5.91

Footnotes:

(1)	Includes a Control Premium of 25.0%.
(2)	Number of Fully Diluted Shares Including All Vested and Unvested Stock Options and Warrants (in millions): 3.785

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Public Market Approach

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Public Market Approach

PUBLIC VALUATION

	Spot Price	30-Day Average	90-Day Average	52-Week High	52-Week Low	52-Week Average
Stock Price	$4.39	$4.06	$3.85	$5.63	$3.06	$4.19
Premium	37.5%	37.5%	37.5%	37.5%	37.5%	37.5%

Implied Value	$6.04	$5.58	$5.30	$7.74	$4.21	$5.76

Note: All prices as of 4/7/2003, the day of the proposal.

(1)	Based on the median one-month control premium for all going private transactions included in Houlihan Lokey’s Going Private Report.

OFFER PREMIUM TO MARKET

					Implied Premiums
	Offer Price	Stock Price on 4/7/2003	30-Day Average	20-Day Average	Stock Price on 4/7/2003	30-Day Average	20-Day Average
4/7/2003 Offer	$6.00	$4.39	$3.85	$4.09	37%	56%	47%

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Public Market Approach

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Public Market Approach

A	December 14, 1999	Pacer Technology announced that its board of directors has authorized a program for repurchases of up to 10 percent of Pacer’s outstanding common stock. Shares purchased under this program are to be used to provide shares for employer equity compensation plans.

B	March 24, 2000	Pacer Technology announced that Ellis Gravette, Jr. has replaced John Hockin as Chairman.

C	February 26, 2001	Pacer Technology announced that Richard S. Kay will become the Chairman of the Company’s Board of Directors and that E.T. Gravette, Pacer’s current Chairman will continue serving as a Director of the Company.

D	May 30, 2001	Pacer Technology reported that it has entered into an agreement that provides for the sale of its California Chemical product line, which consists primarily of bulk liquids and powders for the sculptured acrylic finger nail processes, to Esschem, Inc., a major supplier of raw materials to Pacer for this product line. The sales price payable by Esschem to Pacer consists of $500,000 cash plus the transfer by Esschem to Pacer of 145,000 shares of Pacer common stock owned by Esschem, which represents approximately 4.5% of the outstanding common stock of Pacer. The transaction is expected to close in June 2001.

E	June 12, 2001	Pacer Technology reported that it completed its previously announced sale of its California Chemical product line to Esschem, Inc., a major supplier of raw materials to Pacer for this product line, for a price consisting of $500,000 cash plus the transfer by Esschem to Pacer of 145,000 pacer shares owned by Esschem, which represents approximately 4.5% of Pacer’s outstanding shares.

F	July 9, 2001	Pacer Technology announced that Rick Kay was appointed President and Chief Executive Officer replacing Tom Nightingale.

G	August 24, 2001	Pacer Technology announced that it has entered into an agreement to sell substantially all of the assets of its Cook Bates product line, which consists of personal care manicure implements, seasonal gift sets and Halloween merchandise to The W.E. Bassett Company for $5.5 million in cash. The transaction is expected to close at the end of September.

H	October 1, 2001	Pacer Technology reported that it has now completed the sale of its Cook Bates product line, which consists of personal care manicure implements, seasonal gift sets and Halloween merchandise to The W.E. Bassett Company. The agreement to sell was originally reported on August 24, 2001, which indicated the sales price to be paid by The W.E. Bassett Company to be $5,500,000 in cash. The sales price was based on Pacer delivering $4,000,000 of inventory at closing, along with certain fixed and intangible assets. The actual inventory being delivered is $3,840,986. Consequently the cash proceeds from Bassett have been reduced to $5,340,986 to take into account the difference in inventory. As previously reported. Pacer will retain the outstanding accounts receivable and currently expects to realized between $3 and $4 million of additional cash from the collection of those receivables, net of Cook Bates liabilities.

I	December 26, 2001	Pacer Technology announced a voluntary Odd-Lot Stock Buyback Program through which shareholders holding stock certificates for 99 shares or less of Pacer Technology Common Stock may conveniently sell all of their shares to Pacer without any brokerage or other fees.

J	February 21, 2002	Pacer Technology announced the results of its voluntary Odd-Lot Stock Buyback Program. Presentments were made during this period by 366 shareholders representing 14,340 shares. In accordance with the Company’s offer to buy these shares at the highest closing price during the period, these shareholders will be paid $4.73 per share tendered.

K	August 6, 2002	Pacer Technology announced the successful completion of its Stock Repurchase Program. The Company repurchased more than 300,000 shares at a total cost of almost $1.4 million.

L	November 5, 2002	Pacer Technology Super Glue Corporation unveiled an easy-to-measure, waterproof epoxy adhesive designed to use on automobiles and recreational vehicles. The Anchor-Tite Epoxy System is a two-part, advanced industrial strength adhesive made to use on any part of a vehicle, including aluminum, plastic, rubber and steel surfaces. It is packaged in an easy-to-use, pre-measured applicator and has 30% flexibility while standard epoxies have less than 5%.

M	April 7, 2003	Pacer Technology announced that it has received a preliminary proposal from CYAN Investments, LLC (CYAN) to acquire all of the outstanding shares of common stock of Pacer not already owned by CYAN for $6.00 per share in cash. The Company has been informed that this proposal, which was to have expired on March 29, 2003, has been extended by CYAN to April 23, 2003. According to a filing made by CYAN with the Securities and Exchange Commission (SEC), CYAN is owned by E.T. Gravette, a former member of the Board of Directors of Pacer, and G. Jeffrey Records, Jr. and currently owns 749,260 shares, or 25.7%, of Pacer’s outstanding common stock.

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Market Approach:

Comparable Public Companies

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Market Approach: Comparable Public Companies

MARKET MULTIPLE METHODOLOGY

(figures in millions)

							Add:
	Representative Level	Selected Multiple Range					Total Debt	Indicated Enterprise Value Range
LTM
EBITDA	$2.621	4.50	x	—	5.50	x		$11.790	—	$14.410
EBIT	$2.096	5.50	x	—	6.50	x		$11.530	—	$13.620
Cash Flow	$1.785	6.0	x	—	7.0	x	$0.745	$11.450	—	$13.240

NFY 2004
EBITDA	$3.528	3.50	x	—	4.50	x		$12.350	—	$15.880
EBIT	$3.134	4.00	x	—	5.00	x		$12.540	—	$15.670

NFY 2005
EBITDA	$3.721	3.00	x	—	4.00	x		$11.160	—	$14.880
EBIT	$3.377	3.50	x	—	4.50	x		$11.820	—	$15.200

Median								$11.790	—	$14.880
Mean								$11.806	—	$14.700

Selected Enterprise Value Range, on a Minority Interest Basis								$11.800	—	$14.800
Less: Total Interest-Bearing Debt								0.745	—	0.745
Less: Preferred Stock								0.000	—	0.000

Aggregate Value of Minority Interest, as if Marketable								$11.055	—	$14.055
Add: Control Premium @ 25.0%								2.764	—	3.514

Value of Total Equity, on a Controlling Interest Basis								$13.819	—	$17.569
Add: Total Interest-Bearing Debt								0.745	—	0.745
Add: Preferred Stock								0.000	—	0.000

Enterprise Value Range, on a Controlling Interest Basis								$14.564	—	$18.314

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Market Approach: Comparable Public Companies

REPRESENTATIVE LEVELS

(figures in millions)

	3-Year Average	Fiscal Year Ended June 30,			LTM Ended 3/31/03	FYE 2003
		2000	2001	2002			NFY	NFY + 1
Revenue Excluding Bates & CA Acrylics		$43.792	$28.271	$25.442	$25.880	$25.375	$26.390	$27.446
CA Acrylics		Not Provided	11.765	5.378	0.000	0.000	0.000	0.000
Cook Bates		Not Provided	1.621	0.000	0.000	0.000	0.000	0.000

Reported Revenue	$38.757	$43.792	$41.658	$30.820	$25.880	$25.375	$26.390	$27.446
Less: Cost of Goods Sold		32.891	31.916	22.073	17.911	17.298	17.417	18.114

Gross Profit		$10.901	$9.742	$8.747	$7.969	$8.077	$8.973	$9.332
Less: Selling, General & Administrative		9.859	9.268	7.245	6.953	5.863	5.839	5.955
Less: Other Operating Expenses		0.315	1.042	(0.695)	(0.840)	0.000	0.000	0.000
Add: Depreciation and Amortization		0.799	0.845	0.747	0.525	0.441	0.394	0.344
Add: Adjustments (1)		0.315	1.042	(0.136)	0.240	0.184	0.000	0.000

Adjusted EBITDA	$1.989	$1.841	$1.319	$2.808	$2.621	$2.839	$3.528	$3.721
Less: Depreciation and Amortization		0.799	0.845	0.747	0.525	0.441	0.394	0.344

Total Adjusted EBIT	$1.192	$1.042	$0.474	$2.061	$2.096	$2.398	$3.134	$3.377
Less: Interest Expense, net		0.971	0.850	0.140	(0.004)	NA	NA	NA

Adjusted Pre-tax Income		$0.071	($0.376)	$1.921	$2.100	NA	NA	NA
Less: Taxes @ 40.0%		0.028	(0.150)	0.769	0.840	NA	NA	NA

Adjusted Net Income	$0.323	$0.043	($0.226)	$1.153	$1.260	NA	NA	NA
Add: Depreciation and Amortization		0.799	0.845	0.747	0.525	NA	NA	NA

Adjusted Cash Flow	$1.120	$0.842	$0.619	$1.900	$1.785	NA	NA	NA
Net Book Value (tangible)	$9.748	$9.153	$9.668	$10.423	$11.402	NA	NA	NA
Total Assets (2)	$21.434	$29.167	$22.400	$12.734	$13.103	NA	NA	NA

Footnotes:

(1)	Adjustments:

Restructuring charges	$0.315	$0.000	$0.517	$0.000	$0.000	$0.000	$0.000
Additional Outside Services Related to Restructuring	0.000	0.000	0.050	0.000	0.000	0.000	0.000
Write-off of Property and Equipment	0.000	0.000	0.144	0.000	0.000	0.000	0.000
Memphis Lease Termination	0.000	0.000	0.000	0.100	0.100	0.000	0.000
K-Mart Bad Debt Provision Increase	0.000	0.000	0.365	0.099	0.084	0.000	0.000
Gain on sales of Cook Bates	0.000	0.000	(1.211)	0.000	0.000	0.000	0.000
Loss on close-out of Cook Bates Inventory	0.000	0.000	0.000	0.041	0.000	0.000	0.000
Loss on sale of California Chemical	0.000	1.042	0.000	0.000	0.000	0.000	0.000

Total Adjustments	$0.315	$1.042	$(0.136)	$0.240	$0.184	$0.000	$0.000

(2)	Net of Cash & Cash Equivalents.

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Market Approach: Comparable Public Companies

COMPARABLE PUBLIC COMPANY DEBT-FREE MULTIPLES

(figures in millions)

	EV	EV / EBITDA
		3-YR Avg.		FYE		LTM		NFY		NFY + 1
Avery Dennison Corp (1)	$7,098.322	11.9	x	12.0	x	12.0	x	10.5	x	9.5	x
Cpac Inc (2)	$25.309	2.3	x	3.0	x	3.8	x	NA		NA
Cytec Industries Inc (3)	$1,282.072	5.4	x	5.9	x	5.9	x	5.8	x	5.3	x
Fuller (H. B.) Co (4)	$861.322	5.8	x	5.9	x	5.9	x	5.9	x	6.0	x
Rohm & Haas Co (5)	$9,675.747	8.7	x	9.1	x	9.1	x	8.2	x	NA
Rpm International Inc (6)	$1,919.461	7.3	x	8.1	x	7.7	x	6.8	x	6.4	x
Wd-40 Co (7)	$503.930	13.4	x	11.4	x	10.7	x	10.6	x	10.3	x
3M Co (8)	$55,455.420	13.6	x	13.2	x	13.2	x	11.9	x	10.9	x
Henkel Kgaa (9)	$8,867.148	5.5	x	6.9	x	6.9	x	6.6	x	6.2	x

Low		2.3	x	3.0	x	3.8	x	5.8	x	5.3	x
High		13.6	x	13.2	x	13.2	x	11.9	x	10.9	x
Median		7.3	x	8.1	x	7.7	x	7.5	x	6.4	x
Mean		8.2	x	8.4	x	8.4	x	8.3	x	7.8	x

Implied Multiples (11)		6.7	x	4.7	x	5.1	x	3.8	x	3.6	x

		EV / Revenue
	EV	3-YR Avg.		FYE		LTM		NFY		NFY + 1
Avery Dennison Corp (1)	$7,098.322	1.79	x	1.69	x	1.69	x	1.49	x	1.49	x
Cpac Inc (2)	25.309	0.24	x	0.26	x	0.26	x	NA		NA
Cytec Industries Inc (3)	1,282.072	0.91	x	0.95	x	0.95	x	0.95	x	0.91	x
Fuller (H. B.) Co (4)	861.322	0.66	x	0.69	x	0.69	x	0.67	x	0.64	x
Rohm & Haas Co (5)	9,675.747	1.64	x	1.69	x	1.69	x	1.58	x	1.50	x
Rpm International Inc (6)	1,919.461	0.97	x	0.97	x	0.94	x	0.93	x	0.87	x
Wd-40 Co (7)	503.930	2.87	x	2.32	x	2.22	x	2.11	x	2.05	x
3M Co (8)	55,455.420	3.39	x	3.40	x	3.40	x	3.12	x	2.93	x
Henkel Kgaa (9)	8,867.148	0.77	x	0.85	x	0.85	x	0.83	x	0.80	x

Low		0.24	x	0.26	x	0.26	x	0.67	x	0.64	x
High		3.39	x	3.40	x	3.40	x	3.12	x	2.93	x
Median		0.97	x	0.97	x	0.95	x	1.22	x	1.20	x
Mean		1.47	x	1.42	x	1.41	x	1.46	x	1.40	x

Implied Multiples (11)		0.34	x	0.43	x	0.51	x	0.50	x	0.48	x

		EV / EBIT
	EV	3-YR Avg.		FYE		LTM		NFY
Avery Dennison Corp (1)	$7,098.322	16.0	x	16.1	x	16.1	x	13.9	x
Cpac Inc (2)	$25.309	3.4	x	5.1	x	6.6	x	NA
Cytec Industries Inc (3)	$1,282.072	8.8	x	9.7	x	9.7	x	9.4	x
Fuller (H. B.) Co (4)	$861.322	9.2	x	9.8	x	9.8	x	9.4	x
Rohm & Haas Co (5)	$9,675.747	17.1	x	15.9	x	15.9	x	13.9	x
Rpm International Inc (6)	$1,919.461	9.2	x	9.9	x	9.3	x	8.5	x
Wd-40 Co (7)	$503.930	14.8	x	11.9	x	11.1	x	11.1	x
3M Co (8)	$55,455.420	18.1	x	17.1	x	17.1	x	15.4	x
Henkel Kgaa (9)	$8,867.148	10.7	x	11.4	x	11.4	x	11.4	x

Low		3.4	x	5.1	x	6.6	x	8.5	x
High		18.1	x	17.1	x	17.1	x	15.4	x
Median		10.7	x	11.4	x	11.1	x	11.2	x
Mean		11.9	x	11.9	x	11.9	x	11.6	x

Implied Multiples (11)		11.2	x	6.5	x	6.3	x	4.2	x

		EV / Total Assets (net of cash)
	EV	3-YR Avg.		FYE		LTM		NFY
Avery Dennison Corp (1)	$7,098.322	2.31	x	1.96	x	1.96	x	NA
Cpac Inc (2)	$25.309	0.36	x	0.37	x	0.43	x	NA
Cytec Industries Inc (3)	$1,282.072	0.81	x	0.83	x	0.83	x	NA
Fuller (H. B.) Co (4)	$861.322	0.89	x	0.90	x	0.90	x	NA
Rohm & Haas Co (5)	$9,675.747	0.94	x	1.03	x	1.03	x	NA
Rpm International Inc (6)	$1,919.461	0.94	x	0.96	x	0.98	x	NA
Wd-40 Co (7)	$503.930	3.37	x	2.47	x	2.62	x	NA
3M Co (8)	$55,455.420	3.88	x	3.77	x	3.77	x	NA
Henkel Kgaa (9)	$8,867.148	0.87	x	0.99	x	0.99	x	NA

Low		0.36	x	0.37	x	0.43	x	0.00	x
High		3.88	x	3.77	x	3.77	x	0.00	x
Median		0.94	x	0.99	x	0.99	x
Mean		1.60	x	1.48	x	1.50	x

Implied Multiples (11)		0.62	x	1.04	x	1.02	x

Footnotes:

(1)	Projected financial figures are based on the average of several analyst reports.
(2)	No projections available.
(3)	Projected financial figures are based on the average of several analyst reports.
(4)	Projected financial figures are based on the average of several analyst reports.
(5)	Projected financial figures are based on the average of several analyst reports.
(6)	Projected financial figures are based on a JPM report dated March 7, 2003.
(7)	Projected financial figures are based on a JPM report dated March 7, 2003.
(8)	Projected financial figures are based on the average of several analyst reports.
(9)	Projected financial figures are based on the average of several analyst reports.
(10)	No projections available.
(11)	Based on the midpoint of the Selected Range of Minority Enterprise Values derived from the market multiple methodology.

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Market Approach: Comparable Public Companies

COMPARABLE PUBLIC COMPANY LEVERAGED MULTIPLES

(figures in millions)

		Price / Earnings
	MVE	3-YR Avg.		FYE		LTM		NFY		NFY + 1
Avery Dennison Corp (1)	$5,976.922	22.3	x	21.6	x	21.6	x	19.0	x	17.0	x
Cpac Inc (2)	25.751	5.9	x	8.8	x	12.0	x	NA		NA
Cytec Industries Inc (3)	1,176.072	10.3	x	13.3	x	13.3	x	14.0	x	11.3	x
Fuller (H. B.) Co (4)	667.268	14.2	x	14.5	x	14.5	x	13.5	x	12.1	x
Rohm & Haas Co (5)	6,907.747	26.5	x	21.3	x	21.3	x	17.8	x	NA
Rpm International Inc (6)	1,282.043	11.8	x	12.6	x	11.1	x	10.0	x	9.2	x
Wd-40 Co (7)	432.582	20.7	x	17.1	x	16.1	x	16.2	x	15.2	x
3M Co (8)	52,696.420	27.6	x	25.2	x	25.2	x	22.2	x	20.3	x
Henkel Kgaa (9)	8,093.557	18.4	x	16.1	x	16.1	x	15.8	x	15.1	x

Low		5.9	x	8.8	x	11.1	x	10.0	x	9.2	x
High		27.6	x	25.2	x	25.2	x	22.2	x	20.3	x
Median		18.4	x	16.1	x	16.1	x	16.0	x	15.1	x
Mean		17.5	x	16.7	x	16.8	x	16.1	x	14.3	x

Implied Multiples (11)		41.14	x	11.54	x	10.56	x	NA		NA

		Price / Net Book Value
	MVE	3-YR Avg.		FYE		LTM		NFY		NFY + 1
Avery Dennison Corp (1)	$5,976.922	14.58	x	NMF		NMF		NA		NA
Cpac Inc (2)	25.751	0.65	x	0.64	x	0.57	x	NA		NA
Cytec Industries Inc (3)	1,176.072	4.76	x	4.72	x	4.72	x	NA		NA
Fuller (H. B.) Co (4)	667.268	1.97	x	1.87	x	1.87	x	NA		NA
Rohm & Haas Co (5)	6,907.747	NMF		NMF		NMF		NA		NA
Rpm International Inc (6)	1,282.043	NMF		NMF		NMF		NA		NA
Wd-40 Co (7)	432.582	NMF		NMF		NMF		NA		NA
3M Co (8)	52,696.420	10.38	x	13.77	x	13.77	x	NA		NA
Henkel Kgaa (9)	8,093.557	6.27	x	5.02	x	5.02	x	NA		NA

Low		0.65	x	0.64	x	0.57	x	0.00	x	0.00	x
High		14.58	x	13.77	x	13.77	x	0.00	x	0.00	x
Median		5.52	x	4.72	x	4.72	x
Mean		6.44	x	5.21	x	5.19	x

Implied Multiples (11)		1.36	x	1.28	x	1.17	x

		Price / Cash Flow
	MVE	3-YR Avg.		FYE		LTM		NFY
Avery Dennison Corp (1)	$5,976.922	14.1	x	13.9	x	13.9	x	12.5	x
Cpac Inc (2)	25.751	3.3	x	4.0	x	5.2	x	NA
Cytec Industries Inc (3)	1,176.072	5.8	x	6.8	x	6.8	x	7.0	x
Fuller (H. B.) Co (4)	667.268	6.6	x	6.4	x	6.4	x	6.4	x
Rohm & Haas Co (5)	6,907.747	8.6	x	8.8	x	8.8	x	7.9	x
Rpm International Inc (6)	1,282.043	7.8	x	8.8	x	8.0	x	6.9	x
Wd-40 Co (7)	432.582	17.7	x	15.9	x	15.0	x	15.1	x
3M Co (8)	52,696.420	18.0	x	17.3	x	17.3	x	NA
Henkel Kgaa (9)	8,093.557	7.7	x	8.0	x	8.0	x	7.6	x

Low		3.3	x	4.0	x	5.2	x	6.4	x
High		18.0	x	17.3	x	17.3	x	15.1	x
Median		7.8	x	8.8	x	8.0	x	7.6	x
Mean		9.9	x	10.0	x	10.0	x	9.1	x

Implied Multiples (11)		11.87	x	7.00	x	7.45	x	NA

Footnotes:
(1)	Projected financial figures are based on the average of several analyst reports.
(2)	No projections available.
(3)	Projected financial figures are based on the average of several analyst reports.
(4)	Projected financial figures are based on the average of several analyst reports.
(5)	Projected financial figures are based on the average of several analyst reports.
(6)	Projected financial figures are based on a JPM report dated March 7, 2003.
(7)	Projected financial figures are based on a JPM report dated March 7, 2003.
(8)	Projected financial figures are based on the average of several analyst reports.
(9)	Projected financial figures are based on the average of several analyst reports.
(10)	No projections available.
(11)	Based on the midpoint of the Selected Range of Minority Enterprise Values derived from the market multiple methodology.

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Market Approach: Comparable Public Companies

RISK ANALYSIS RANKINGS

Size (Revenue, millions)		Size (Enterprise Value, millions)		Historical Growth (2-Year Revenue)		Historical Growth (1-Year Revenue)		Projected Growth (1-Year Revenue)

3M Co	$16,332.0	3M Co	$55,455.4	Wd-40 Co	21.7%	Wd-40 Co	32.4%	Cpac Inc	N A
Henkel Kgaa	$10,418.1	Rohm & Haas Co	$9,675.7	Avery Dennison Corp	3.9%	Avery Dennison Corp	10.6%	Avery Dennison Corp	13.3%
Rohm & Haas Co	$5,727.0	Henkel Kgaa	$8,867.1	Rpm International Inc	0.6%	Henkel Kgaa	2.6%	Wd-40 Co	10.1%
Avery Dennison Corp	$4,206.9	Avery Dennison Corp	$7,098.3	3M Co	-1.1%	3M Co	1.7%	3M Co	8.7%
Rpm International Inc	$2,051.4	Rpm International Inc	$1,919.5	Fuller (H. B.) Co	-4.0%	Pacer Technology	1.7%	Rohm & Haas Co	7.0%
Cytec Industries Inc	$1,346.2	Cytec Industries Inc	$1,282.1	Pacer Technology	-4.3%	Rohm & Haas Co	1.1%	Rpm International Inc	4.4%
Fuller (H. B.) Co	$1,256.2	Fuller (H. B.) Co	$861.3	Rohm & Haas Co	-5.0%	Rpm International Inc	-1.1%	Pacer Technology	4.0%
Wd-40 Co	$227.1	Wd-40 Co	$503.9	Cytec Industries Inc	-5.0%	Fuller (H. B.) Co	-1.4%	Henkel Kgaa	2.1%
Cpac Inc	$96.2	Cpac Inc	$25.3	Cpac Inc	-6.6%	Cytec Industries Inc	-2.9%	Fuller (H. B.) Co	2.0%
Pacer Technology	$25.9			Henkel Kgaa	-14.0%	Cpac Inc	-6.5%	Cytec Industries Inc	0.7%

SMALLER				AVERAGE		AVERAGE		LACK OF PRODUCT DIVERSITY AND COMMODITY BUSINESS RESULTS IN LOWER GROWTH

Historical Growth (2-Year EBITDA)		Historical Growth (1-Year EBITDA)		Projected Growth (1-Year EBITDA)		Projected Growth (5-Year EPS)		Profitability (EBIT to Revenue)

Pacer Technology	41.0%	Wd-40 Co	32.3%	Cpac Inc	NA	Avery Dennison Corp	NA	Wd-40 Co	19.9%
Wd-40 Co	12.3%	Rohm & Haas Co	9.6%	Pacer Technology	24.3%	Cpac Inc	NA	3M Co	19.9%
3M Co	1.2%	3M Co	6.9%	Rpm International Inc	18.8%	Cytec Industries Inc	NA	Rohm & Haas Co	10.6%
Rpm International Inc	0.4%	Avery Dennison Corp	4.9%	Avery Dennison Corp	13.4%	Fuller (H. B.) Co	NA	Avery Dennison Corp	10.5%
Fuller (H. B.) Co	-2.9%	Cytec Industries Inc	3.9%	3M Co	11.3%	Rohm & Haas Co	NA	Rpm International Inc	10.1%
Avery Dennison Corp	-3.5%	Fuller (H. B.) Co	1.2%	Rohm & Haas Co	10.6%	Rpm International Inc	NA	Cytec Industries Inc	9.9%
Rohm & Haas Co	-8.8%	Pacer Technology	-6.7%	Wd-40 Co	7.5%	Wd-40 Co	NA	Pacer Technology	8.1%
Cytec Industries Inc	-12.8%	Rpm International Inc	-25.4%	Henkel Kgaa	4.8%	3M Co	NA	Henkel Kgaa	7.4%
Henkel Kgaa	-14.6%	Cpac Inc	-26.8%	Cytec Industries Inc	2.0%	Henkel Kgaa	NA	Fuller (H. B.) Co	7.0%
Cpac Inc	-19.0%	Henkel Kgaa	-27.1%	Fuller (H. B.) Co	0.1%	Pacer Technology	input	Cpac Inc	4.0%

DIVESTITURE OF NON-CORE ASSETS RESULTED IN SIGNIFICANT INCREASES		AVERAGE		STRONG				AVERAGE DUE TO LOWER RELATIVE DEPRECIATION

Profitability (EBITDA to Revenue)		Relative Depreciation (Depreciation to EBITDA)		Internal Investment (Capital Expenditures to Revenue)		Liquidity (Current Ratio)		Leverage (Debt to EV)

3M Co	25.7%	Rohm & Haas Co	42.9%	Rohm & Haas Co	7.1%	Pacer Technology	6.6
Wd-40 Co	20.7%	Cpac Inc	42.5%	3M Co	4.7%	Cpac Inc	4.5	3M Co	6.1%
Rohm & Haas Co	18.6%	Henkel Kgaa	39.6%	Cytec Industries Inc	4.6%	Henkel Kgaa	3.8	Henkel Kgaa	10.5%
Cytec Industries Inc	16.1%	Fuller (H. B.) Co	39.5%	Avery Dennison Corp	3.6%	Wd-40 Co	2.6	Avery Dennison Corp	16.1%
Avery Dennison Corp	14.1%	Cytec Industries Inc	38.7%	Pacer Technology	3.4%	Rpm International Inc	2.5	Wd-40 Co	18.9%
Henkel Kgaa	12.3%	Avery Dennison Corp	25.7%	Henkel Kgaa	3.2%	Fuller (H. B.) Co	1.9	Fuller (H. B.) Co	21.3%
Rpm International Inc	12.2%	3M Co	22.7%	Fuller (H. B.) Co	2.9%	Rohm & Haas Co	1.6	Cytec Industries Inc	24.6%
Fuller (H. B.) Co	11.6%	Pacer Technology	20.0%	Rpm International Inc	2.2%	Cytec Industries Inc	1.4	Rohm & Haas Co	31.5%
Pacer Technology	10.1%	Rpm International Inc	17.6%	Cpac Inc	2.1%	3M Co	1.4	Cpac Inc	31.6%
Cpac Inc	6.9%	Wd-40 Co	3.9%	Wd-40 Co	0.6%	Avery Dennison Corp	0.9	Rpm International Inc	36.4%

LOW DUE TO COMMODITY BUSINESS AND LACK OF PRODUCT DIVERSITY				AVERAGE		SUPERIOR DUE TO STRONG BALANCE SHEET AND NO DEBT		SUPERIOR - NO DEBT

Historic revenue growth excludes Cook Bates and Californis Acrylic.

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Market Approach:

Comparable Transactions

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Market Approach: Comparable Transactions

COMPARABLE TRANSACTION METHODOLOGY

(figures in millions)

	Representative Level	Selected Multiple Range					Indicated Enterprise Value Range
LTM
Revenues	$25.880	0.60	x	—	0.70	x	$15.530	—	$18.120
EBITDA	$2.621	5.5	x	—	6.5	x	$14.410	—	$17.030
EBIT	$2.096	7.0	x	—	8.0	x	$14.670	—	$16.770

Median							$14.670	—	$17.030
Mean							$14.870	—	$17.307

Selected Enterprise Value Range, on a Controlling Interest Basis							$15.000	—	$17.000

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Market Approach: Comparable Transactions

COMPARABLE TRANSACTION SUMMARY

Announced	Seller	Buyer	Target Business Description:	30 Day Premium	EV - Enterprise Value ($mm)	LTM Revenue	LTM EBITDA	EBITDA Margin	Enterprise Value/ EBIT	Enterprise Value/ EBITDA	Enterprise Value/ Revenue
28-Mar-03	Newell Rubbermaid Inc	Cosmetic Specialties Inc	Manufactures cosmetics such as lip and eye color cosmetics		13.000	50.000					0.3x
21-Mar-03	Morgan Crucible Co PLC	Curtiss-Wright Corp	Manufactures dry film lubricant products for military and industrial use		16.700	26.000					0.6x
25-Feb-03	Berger International Ltd	Asian Paints India Ltd	Investment holding company which distributes and manufactures paint	109.1%	21.487	66.130	(2.610)	-3.9%	-8.2x	-8.2x	0.3x
29-Jan-03	Industri Kapital Ab	Smith International Inc	Produces adhesives and coatings		79.740	75.540					1.1x
21-Jan-03	Pfizer Inc	Energizer Holdings Inc	Manufactures and markets shaving products		930.000	650.000					1.4x
3-Dec-02	Solutia Inc	UCB SA	Manufactures resins, additives, and adhesives		510.000	549.000			7.6x		0.9x
28-Jun-02	Crompton Corp	Akzo Nobel NV	Produces chemicals used in household products		95.000	165.000					0.6x
9-May-02	Heartland Corp	WD-40 Co	Manufactures and markets carpet and fabric spot removers and cleaners	56.3%	44.360	33.270	6.920	20.8%	6.5x	6.4x	1.3x
16-Apr-02	Stephan Co	Private Group Led by Management of The Stephan Co	Makes hair care and personal grooming products		19.720	27.040	2.830	10.5%	18.4x	7.0x	0.7x
21-Mar-02	Pakvash Co	Henkel KGaA	Manufactures detergents		29.783	40.000					0.7x
5-Mar-02	Abbott Laboratories	Chattem Inc	Manufactures and provides shampoos		75.000	40.650	13.460	33.1%	5.6x	5.6x	1.8x
18-Dec-01	Heritage Marketing Corp	AKI Holding Corp	Produces color cosmetic samples		20.900	13.560			14.8x		1.5x
13-Nov-01	Amberley Group Plc	Bousfield Holdings Ltd	Manufactures and supplies of printing inks, coatings and materials		13.590	52.850	0.560	1.1%	-7.2x	24.3x	0.3x

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Market Approach: Comparable Transactions

COMPARABLE TRANSACTION SUMMARY (CONTINUED)

Announced	Seller	Buyer	Target Business Description:	30 Day Premium	EV - Enterprise Value ($mm)	LTM Revenue	LTM EBITDA	EBIDA Margin	Enterprise Value/ EBIT	Enterprise Value/ EBITDA	Enterprise Value/ Revenue
1-Oct-01	Betonel Ltd	Sico Inc	Manufactures and produces house paints		8.550	17.170					0.5x
13-Sep-01	Chembond Ltd	Mapei SpA	Manufactures paints and adhesives	100.0%	3.650	10.250	0.150	1.5%	28.1x	24.3x	0.4x
13-Sep-01	Henkel KGaA	Private Group Led By Schroders Venturem and Goldma	Manufactures specialty Chemicals		2,776.160	2,895.200	217.190	7.9%	13.2x	12.8x	1.0x
30-Jul-01	Hays Plc	Albion Chemicals Ltd	Produces and distributes bulk, packaged and speciality chemicals		151.640	226.750					0.7x
14-May-01	Labropoulos Brothers SA	Notos Com Holdings SA	Produces and trades cosmetics	-39.0%	53.300	68.660	5.280	7.7%	10.1x	10.1x	0.8x
8-May-01	Cater-Wallace Inc	Church & Dwight Co / Kelso & Co	Manufactures toiletries, proprietary drugs and other consumer goods		622.440	435.540	99.080	22.3%	7.1x	6.3x	1.4x
1-Oct-00	Blugill Holdings Ltd	Southern Vectis Plc	Manufactures glass reinforced polyester products and other resins		3.180	6,080			-5.1x	-6.9x	0.5x
16-Oct-00	Coullet Pharmaceutical Inc	Cocisa Coup	Develops novel drugs and therapies for treatment of cancer	-27.9%	373.790	12,370			-7.6x	-8.1x	30.3x
2-Apr-01	USA Detergents Inc	Church & Dwight Co	Manufactures and markets nationally distributed value brand laundry and household cleaning products	64.7%	135.454	249.000	13.420	5.4%	45.5x	10.1x	0.5x
22-Jan-01	Guest Supply Inc	Sysco Corp	Manufactures, packages and distributes personal guest amenities to the lodging industry	42.6%	171.900	76.660	26.500	34.7%	8.3x	6.5x	2.2x
		Min		-39%	3.650	10.250	2.830	7.5%	5.6x	5.6x	0.3x
		Max		109%	4,950.000	2,895.200	217.150	34.7%	18.4x	12.8x	1.8x

		Mean		56%	469.901	348.876	48.095	19.6%	10.2x	8.1x	0.8x
		Median		60%	65.310	67.305	13.400	20.2%	8.3x	6.7x	0.7x

Excluded from the Range

Source Mergerstat

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Discounted Cash Flow Approach

[GRAPHIC APPEARS HERE]

Discounted Cash Flow Approach

DISCOUNTED CASH FLOW VALUATION – TERMINAL EBITDA MULTIPLE

(figures in millions)

	3 mos. Ending 6/30/2003	Projected Fiscal Year Ending June 30,
	2003	2004	2005	2006	2007	2008
EBIT	$0.732	$3.134	$3.377	$3.630	$3.897	$4.177
Less: Taxes	0.293	1.254	1.351	1.452	1.559	1.671

Debt-Free Earnings	$0.439	$1.880	$2.026	$2.178	$2.338	$2.506

Less: Capital Expenditures	(0.081)	(0.325)	(0.325)	(0.325)	(0.325)	(0.325)
Less: Working Capital Requirements	0.177	(0.185)	(0.145)	(0.151)	(0.157)	(0.163)
Add: Depreciation and Amortization	0.132	0.394	0.344	0.340	0.355	0.370

Total Net Investment	$0.228	$(0.116)	$(0.126)	$(0.136)	$(0.127)	$(0.118)

Net Debt-Free Cash Flows:	$0.667	$1.765	$1.900	$2.042	$2.211	$2.388
Growth %			8%	7%	8%	8%

Discount Period	0.13	0.75	1.75	2.75	3.75	4.75
Discount Factor @ 17.0%	0.98	0.89	0.76	0.65	0.56	0.47

Present Value of Net Debt-Free Cash Flows:	$0.654	$1.569	$1.444	$1.326	$1.227	$1.133

Sensitivity Analysis: Enterprise Value

			Terminal EBITDA Multiple
			4.0x	4.5x	5.0x	5.5x	6.0x
		15.0%	$16.393	$17.485	$18.576	$19.668	$20.759
		16.0%	$15.848	$16.891	$17.934	$18.977	$20.020
	Discount Rate	17.0%	$15.328	$16.325	$17.322	$18.319	$19.317
		18.0%	$14.834	$15.787	$16.741	$17.694	$18.648
		19.0%	$14.362	$15.274	$16.187	$17.099	$18.011
Range of Selected Enterprise Values				$15.787	—	$18.977

[GRAPHIC APPEARS HERE]

Discounted Cash Flow Approach

DISCOUNTED CASH FLOW VALUATION – GORDON GROWTH

(figures in millions)

	3 mos. Ending 6/30/2003	Projected Fiscal Year Ending June 30,
	2003	2004	2005	2006	2007	2008	2009
EBIT	$0.732	$3.134	$3.377	$3.630	$3.897	$4.177
Less: Taxes	0.293	1.254	1.351	1.452	1.559	1.671

Debt-Free Earnings	$0.439	$1.880	$2.026	$2.178	$2.338	$2.506	$2.606
Less: Capital Expenditures	(0.081)	(0.325)	(0.325)	(0.325)	(0.325)	(0.325)	$(0.325)
Less: Working Capital Requirements	0.177	(0.185)	(0.145)	(0.151)	(0.157)	(0.163)	$(0.170)
Add: Depreciation and Amortization	0.132	0.394	0.344	0.340	0.355	0.370	$0.370

Total Net Investment	$0.228	$(0.116)	$(0.126)	$(0.136)	$(0.127)	$(0.118)	$(0.125)

Net Debt-Free Cash Flows:	$0.667	$1.765	$1.900	$2.042	$2.211	$2.388	$2.482
Growth %			8%	7%	8%	8%
Discount Period	0.13	0.75	1.75	2.75	3.75	4.75
Discount Factor @ 17.0%	0.98	0.89	0.76	0.65	0.56	0.47

Present Value of Net Debt-Free Cash Flows:	$0.654	$1.569	$1.444	$1.326	$1.227	$1.133

Sensitivity Analysis: Enterprise Value

		Gordon Growth Rate
		3.0%	3.5%	4.0%	4.5%	5.0%
	16.0%	$16.935	$17.313	$17.721	$18.166	$18.650
	16.5%	$16.326	$16.668	$17.038	$17.438	$17.873
Discount Rate	17.0%	$15.760	$16.072	$16.407	$16.769	$17.161
	17.5%	$15.234	$15.518	$15.823	$16.152	$16.507
	18.0%	$14.743	$15.002	$15.281	$15.580	$15.902
Range of Selected Enterprise Values			$15.518	—	$17.438